Exhibit 99.1

News Release
DYNAMICS RESEARCH CORPORATION

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434                                                                     TEL. 978/289-1500                                           www.drc.com

DRC REPORTS THIRD QUARTER 2011 RESULTS

--- Strong Bookings, Record Backlog Bolster Solid Financial Results ---

Andover, Mass. - November 1, 2011 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, science, engineering, and information technology services and solutions to federal and state governments, today announced operating results for the third quarter ended September 30, 2011.

Financial Results

The Company reported income from continuing operations for the third quarter of 2011 of $3.3 million, or $0.32 per diluted share, up from $3.0 million, or $0.30 per diluted share, for the third quarter of 2010.  Revenue for the third quarter of 2011 was $96.4 million, up from $68.4 million for the same period in 2010, reflecting the Company’s merger with High Performance Technologies Inc. (HPTi), which closed on June 30, 2011.  Third quarter 2011 federal business revenue was up 3.4 percent compared with the same period a year ago on a pro forma basis, as if HPTi had been owned by DRC in both periods.

For the nine month period ended September 30, 2011 income from continuing operations, excluding second quarter transaction costs, was $8.7 million, or $0.86 per diluted share, compared with $8.3 million, or $0.83 per diluted share, for the same period in 2010.  For the nine months ended September 30, 2011 revenue was $234.4 million compared with $202.3 million for the same period in 2010.

Business Highlights

“We are pleased to report our first full quarter with High Performance Technologies as a DRC operating group,” said Jim Regan, DRC’s chairman and chief executive officer.  “The integration of HPTi into DRC is proceeding very successfully, and for the combined companies we ended the quarter with the highest backlog in DRC’s history.  Even given the general market uncertainties tied to the Congressional budget process, we believe that DRC, now more than ever, is well positioned with the right customers and contract vehicles to succeed going forward.

“We are seeing continued demand for our high end information technology solutions and management consulting services within the cyber security, healthcare, homeland security, intelligence and financial regulatory markets.  Third quarter results once again showed the strength of our market presence, with operating margins of 9.2 percent and cash generation from operations of $14.3 million.  As a result we have accelerated the de-levering of our balance sheet, prepaying $15 million of debt in the quarter.

From a business development viewpoint our pipeline of opportunities remains robust – with total backlog of $841 million, including funded backlog of $214 million, which represents more than six months of revenue.  With a third quarter book-to-bill ratio of 1.7-to-1.0 and a 1.1-to-1.0 trailing twelve months ratio, funded bookings in the quarter were strong based on a 98 percent re-compete win rate and nearly $60 million of new business contract wins in the quarter.”

Company Guidance

The Company’s estimate for 2011 full year revenue is in the range of $326 to $330 million.  The Company’s estimate for 2011 earnings are in the range of $1.24 to $1.27 per diluted share, excluding one-time transaction costs incurred in the second quarter of 2011, which represented $0.13 per share.  For the fourth quarter of 2011, the Company anticipates revenue in the range of $91.5 to $95 million and earnings per diluted share of $0.38 to $0.41.

Conference Call

The Company will conduct a third quarter 2011 conference call tomorrow, November 2, 2011 at 10:00 a.m. ET.  The call will be available by telephone at 877-303-4382 and accessible by webcast at www.drc.com. Recorded replays of the conference call will be available on the Company’s website and by telephone at 800-585-8367, replay passcode # 18576450, beginning at 1:00 p.m. ET on November 2, 2011.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ.  For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC.  The Company assumes no obligation to update any forward-looking information.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2011	2010
Revenue	$96,379	$68,420
Cost of revenue	78,941	57,630
Gross profit	17,438	10,790

Selling, general and administrative expenses	7,041	5,197
Amortization of intangible assets	1,553	385
Operating income	8,844	5,208
Interest expense, net	(3,027)	(339)
Other income (expense), net	(157)	151
Income from continuing operations before provision for income taxes	5,660	5,020
Provision for income taxes	2,382	2,014
Income from continuing operations	3,278	3,006
Effect of discontinued operations, net of tax	-	87
Net income	$3,278	$3,093

Earnings per share
Basic
Income from continuing operations	$0.32	$0.30
Effect of discontinued operations, net of tax	-	0.01
Net income	$0.32	$0.31
Diluted
Income from continuing operations	$0.32	$0.30
Effect of discontinued operations, net of tax	-	0.01
Net income	$0.32	$0.31

Weighted average shares outstanding
Basic	10,244,868	9,937,470
Diluted	10,314,413	10,060,980

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Nine Months Ended
	September 30,
	2011	2010
Revenue	$234,375	$202,312
Cost of revenue	195,746	170,568
Gross profit	38,629	31,744

Selling, general and administrative expenses	19,519	16,233
Amortization of intangible assets	2,301	1,156
Operating income	16,809	14,355
Interest expense, net	(4,047)	(1,082)
Other income, net	6	234
Income from continuing operations before provision for income taxes	12,768	13,507
Provision for income taxes	5,345	5,185
Income from continuing operations	7,423	8,322
Effect of discontinued operations, net of tax	-	392
Net income	$7,423	$8,714

Earnings per share
Basic
Income from continuing operations	$0.74	$0.84
Effect of discontinued operations, net of tax	-	0.04
Net income	$0.74	$0.88
Diluted
Income from continuing operations	$0.73	$0.83
Effect of discontinued operations, net of tax	-	0.04
Net income	$0.73	$0.87

Weighted average shares outstanding
Basic	10,060,585	9,879,905
Diluted	10,205,603	10,057,211

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$3,417	$30,163
Contract receivables, net	74,731	48,394
Prepaid expenses and other current assets	3,725	2,924
Total current assets	81,873	81,481
Noncurrent assets
Property and equipment, net	15,993	12,219
Goodwill	210,895	97,641
Intangible assets, net	20,232	2,533
Deferred tax asset	-	585
Other noncurrent assets	4,314	3,757
Total noncurrent assets	251,434	116,735
Total assets	$333,307	$198,216

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$11,688	$8,000
Accounts payable	28,227	16,883
Accrued compensation and employee benefits	25,747	18,046
Deferred tax liability	2,762	2,418
Other accrued expenses	6,041	4,617
Total current liabilities	74,465	49,964
Long-term liabilities
Long-term debt	114,976	14,000
Deferred tax liability	637	-
Other long-term liabilities	26,015	27,067
Total stockholders' equity	117,214	107,185
Total liabilities and stockholders' equity	$333,307	$198,216

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
National defense and intelligence agencies	$59,479	$45,464	$154,761	$130,360
Homeland security	12,963	13,533	36,573	39,706
Federal civilian agencies	20,148	5,438	31,738	17,564
Total revenue from federal agencies	92,590	64,435	223,072	187,630
State and local government agencies	3,774	3,980	11,274	14,658
Other	15	5	29	24
Total revenue	$96,379	$68,420	$234,375	$202,312

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Fixed price, including service-type contracts	46%	45%	48%	45%
Time and materials	33	34	31	34
Cost reimbursable	21	21	21	21
	100%	100%	100%	100%

Prime contract	82%	73%	78%	72%
Sub-contract	18	27	22	28
	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net cash provided by operating activities - continuing operations	$14,277	$16,421	$14,278	$31,471
Capital expenditures	$663	$685	$1,525	$4,266
Depreciation	$1,067	$896	$2,774	$2,660
Bookings	$160,881	$95,445	$274,634	$225,588

	September 30,	December 31,
	2011	2010
Total backlog	$840,957	$400,881
Funded backlog	$213,995	$133,516
Employees	1,604	1,298

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications (for DRC)
Media:
Duyen "Jen" Truong
703.584.5645
duyent@aboutsage.com